UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, Medicine Man Technologies, Inc. (the “Company”) appointed Nirup Krishnamurthy as Chief Operating Officer and appointed Jeff Garwood as a member of the Company’s Board of Directors (the “Board”).

Appointment of Executive Officer

Since June 5, 2019, Mr. Krishnamurthy has acted as the Company’s Chief Information and Integration Officer; Mr. Krishnamurthy provided such services as a consultant until March 1, 2020, at which time he began formal employment with the Company. Mr. Krishnamurthy has over 25 years of experience in innovation, technology, restructuring, and M&A for Fortune 500 companies. Since May 2018, Mr. Krishnamurthy has been a partner with Dye Capital & Co. (“Dye”), a private equity firm investing in growth companies in disruptive industries. In addition to his work with Dye, Mr. Krishnamurthy has acted as managing director of EBIT+ LLC (“EBIT+”), a management consulting firm he founded in January 2016; EBIT+ works with executive management to improve revenues and margins while reducing operating costs. From September 2011 through December 2015, Mr. Krishnamurthy was EVP and Chief Strategy Officer & Chief Information Officer with The Great Atlantic and Pacific Tea Company (“A&P”), where he was responsible for the information services, digital commerce, supply chain & logistics, strategic sourcing and retail space planning functions for A&P. Mr. Krishnamurthy has also held senior management positions with companies including Northern Trust Corporation and United Airlines, Inc. He obtained a Ph.D. in Industrial Engineering Operations Research and a M.S. in Industrial Engineering Operations/Production Management from the State University of New York, and a B.S. in Mechanical Engineering from Anna University in Chennai, India.

Mr. Krishnamurthy was previously appointed Chief Information and Integration Officer of the Company pursuant to, and upon the initial closing on June 5, 2019 of the securities purchase agreement between the Company and Dye Capital Cann Holdings, LLC, an affiliate of Dye (“Dye Cann”), pursuant to which the Company agreed to sell to Dye Cann, and Dye Cann agreed to purchase from the Company, up to 7,000,000 shares of common stock at $2.00 per share and warrants to purchase 100% of the number of shares of common stock sold. At the initial closing on June 5, 2019, the Company sold to Dye Cann 1,500,000 shares and 1,500,000 warrants for gross proceeds of $3,000,000, and has consummated subsequent closings for an aggregate of 9,100,000 shares of common stock and warrants to purchase 9,100,000 shares of common stock for aggregate gross proceeds of $18,200,000 to the Company. As a condition precedent to the closing of the arrangement with Dye Cann, the Company entered into a consulting arrangement with Mr. Krishnamurthy.

Mr. Krishnamurthy and the Company entered an Employment Agreement effective March 1, 2020 (the “CIO Agreement”). Mr. Krishnamurthy and the Company will not enter into a separate agreement following his appointment to COO. The CIO Agreement provides that Mr. Krishnamurthy shall be paid a base salary of $264,000 per annum, in accordance with the Company’s usual payroll practices (the “Salary”). In addition to the Salary, on the effective date of the CIO Agreement, the Company issued an aggregate of 600,000 options to purchase shares of Common Stock, at a purchase price equal to $1.71 per share (the “CIO Option”). The CIO Option shall vet one-fourth on an annual basis beginning on the first anniversary of the date of grant, such that the CIO Option shall vest and shall be exercisable in full on the fourth anniversary of the date of grant. Notwithstanding the foregoing, the CIO Option shall vest in full and become exercisable upon the occurrence of a “Change in Control” as defined in the CIO Agreement. All shares of Common Stock issuable upon exercise of the CIO Option are subject to a limitation whereby Mr. Krishnamurthy may sell no more than 5% of the preceding give day average volume of the Common Stock on any given trading day.

Mr. Krishnamurthy shall be eligible to participate in Company-establish stock option, 401(k), medical, health, dental, vision, and other plans as applicable. He is entitled to three weeks of paid vacation time.

In addition to the foregoing, upon a termination of employment without “Cause,” as such term is defined in the CIO Agreement, Mr. Krishnamurthy shall be entitled to twelve months of Salary, any earned but unpaid bonus, additional twelve-month vesting of the CIO Option, and twelve-month reimbursement for medical, dental, long-term disability, and life insurance.

The foregoing is merely a summary of the material terms of the CIO Agreement, and is qualified in its entirety by reference to the CIO Agreement which is attached hereto as Exhibit 10.1.

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Appointment of Director

Mr. Garwood is the founder and since 2010 has been managing member of Liberation Capital, LLC (“Liberation Capital”) a private equity fund that is focused on providing modular, repeatable waste to value project finance. He is also the co-owner of, and since 2010 has actively managed, Zysense LLC, an entity providing high precision measurement instruments for research, where. Prior to founding Liberation Capital, Garwood, held a variety of leadership positions with General Electric Company (“GE”) including President and CEO of GE Water and Process Technologies, President and CEO of GE Fanuc, and President of Garrett Aviation. Prior to joining Garret Aviation, Mr. Garwood worked for numerous years at the strategic consulting firm, McKinsey and Company. Garwood received a B.S. of Chemical Engineering from North Carolina State University and an M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Mr. Garwood is a recognized visionary business leader bringing 30 years of extensive experience across finance and operations, and we believe his significant experience and qualifications across multiple industries qualify him to serve as a member of the Board.

Mr. Garwood was appointed to the Audit Committee and the Compensation Committee of the Board.

Mr. Garwood is not a party to, nor has any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Garwood and any other persons pursuant to which each was selected as a director.

Additionally, Mr. Garwood and the Company will enter into the Company’s standard form of indemnification agreement for directors and executive officers.

In connection with his appointment, Mr. Garwood is expected to be granted an inaugural award of $50,000 value in shares of Common Stock within 90 days of board service.

A copy of the press release announcing the foregoing matters is filed as Exhibit 99.1 with this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated March 1, 2020
99.1	Press release dated September 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Dan Pabon
Date: September 15, 2020		Dan Pabon General Counsel

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